EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-141464) of Globecomm Systems Inc.

(2)	Registration Statement (Form S-8 No. 333-70527) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan

(3)	Registration Statement (Form S-8 No. 333-95783) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(4)	Registration Statement (Form S-8 No. 333-54622) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 333-81822) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(6)	Registration Statement (Form S-8 No. 333-102928) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-112351) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-120635) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(9)	Registration Statement (Form S-8 No. 333-122421) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan, and

(10)	Registration Statement (Form S-8 No. 333-138915) pertaining to the Globecomm Systems Inc. 2006 Stock Incentive Plan

of our reports dated August 10, 2007, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc., Globecomm Systems Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Globecomm Systems Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2007.

/s/ Ernst & Young LLP

Melville, New York
September 11, 2007